                                                                     EXHIBIT 11

                           ERGO SCIENCE CORPORATION

                  STATEMENT RE COMPUTATION OF LOSS PER SHARE

                                                           THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,         MARCH 31,
                            ----------------------------- --------------------
                              1993      1994      1995      1995       1996
                            --------- --------- --------- --------- ----------
Common stock outstanding
 beginning of the year..... 2,500,000 2,500,000 2,500,025 2,500,025 10,145,580
Issuance of cheap
 stock(1).................. 1,357,915 1,357,915   743,559 1,231,413        --
Weighted average common
 stock issued during
 period....................       --         25   457,192   156,400      1,319
Weighted average common
 stock issued upon initial
 public offering...........       --        --    102,397       --         --
Weighted average common
 stock issued from
 conversion of preferred
 stock to common stock,
 net.......................       --        --    122,080       --         --
Weighted average common
 stock issued from
 conversion of bridge loan
 to common stock, net......       --        --     16,090       --         --
Weighted average common
 stock issued from common
 stock dividend............                        24,923
                            --------- --------- --------- --------- ----------
  WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING...... 3,857,915 3,857,940 3,966,266 3,887,838 10,146,899
                            ========= ========= ========= ========= ==========

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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin
    No. 83, stock options issued during the twelve month period prior to the initial filing date of the Company's Registration Statement at exercise prices below the assumed initial public offering price of $9.00 have been included in the calculation of common equivalent shares using the treasury stock method, as if they were outstanding for all periods presented.